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                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant (X)
                 Filed by a Party other than the Registrant ( )

                           Check the appropriate box:

                ( )  Preliminary Proxy Statement
                ( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
                ( )  Definitive Proxy Statement
                (X)  Definitive Additional Materials
                ( )  Soliciting Material Pursuant to Section 240.14a-11(c) or
                     Section 240.14a-12

                              DIOMED HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

       ( ) Fee paid previously with preliminary materials.

       ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule, or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:


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                              [COMPANY LETTERHEAD]



                                                               November 13, 2003

Dear Stockholder:

                             YOUR VOTE IS IMPORTANT!

By now you should have received the proxy statement that we recently distributed to our stockholders in connection with the important upcoming Annual Meeting of Stockholders of Diomed Holdings, Inc., to be held on November 25, 2003. As the Company has more than 5,000 beneficial stockholders, your vote is important, regardless of your share position. Please vote TODAY if you have not yet voted.

As stated in our proxy statement, the Company needs to obtain investment capital to continue operating and to make necessary investments in its growth strategy. The board of directors authorized the Company to enter into an equity financing transaction to accomplish this goal. If the Company does not complete the equity financing transaction, the Company will be required to cease or reduce its operations, sell the Company or enter into a business combination with a third party.

If the stockholders do not approve Proposal 3, Proposal 4 and Proposal 5, then the Company will not be able to complete the equity financing. If the Company is not able to complete the equity financing, the Company will not have the capital it requires to continue its operations after December 31, 2003.

Please refer to the proxy statement for detailed information regarding these proposals and the other proposals to be voted on by our stockholders at the Annual Meeting. For your ease of reference, the proxy statement can be viewed at our website, www.diomedinc.com.

If you have not yet voted, please vote TODAY by telephone, by Internet, or by signing and returning the enclosed voting form in the postage-paid envelope provided.

Thank you for your continued support.

Sincerely,



Lisa M. Bruneau
Corporate Secretary

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                                 IMPORTANT NOTE:

               Remember, you may vote by telephone or Internet --
               Simply follow the easy instructions on the enclosed
                                  voting form.

                If you have any questions, or need assistance in
                    voting your shares, please call our proxy
                                   solicitor:

                           INNISFREE M&A INCORPORATED
                           TOLL-FREE at 1-877-825-8619


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